EXHIBIT 10.1

Purchase Contract

Party A: XIAMEN JINXIA YONGFENG COMMERCIAL CO.,LTD.

Address: Rm. 908, Jutai Mansion, No. 1226, Xiahe Rd., Siming Dist., Xiamen City, Fujian Province, Chaina

Party B: ACRO BIOMEDICAL CO., LTD.

Address: 2175 Visionary Way, Suite 1160, Fishers, IN 46038, U.S.A.

Party C: ACROLOGY INTERNATIONAL CO., LTD.

Address: 14., Flat A, Lung Fung Court, No.363, Des Veoux Road West, Hong Kong

1.	Whereas Party A purchases Cordycepin (hereinafter referred to as the Product) from Party B, the specifications and price of the Product are specified in the Appendix.

2.	Party A shall purchase 3,500g of the Product, with USD$130 CIF Hong Kong per gram subject to the Purchase Contract. Moreover, Party A shall also purchase 110 kg relevant ingredient, i.e. cordyceps powder, with USD$ 500 CIF Hong Kong per kilogram and a total amount USD$ 510,000; Party A shall pay in installments and Party B must complete the shipment within 15 days after the receipt of payments.

3.	The transaction of the Product shall be subject to confirmation by both parties after the issuing of Proforma Invoice by Party B.

4.	For the sake of payment transaction of the parties, Party C shall engage in the management and the delivery points shall be in Hong Kong designated by Party C.

5.	If there is no objection within 15 days after receiving the goods, Party A shall be regarded as the completion of the inspection. If any, the objection shall be based on the report of SGS, American standard inspection corporation. the inspection contents include the safety indexes of heavy metal-free, pesticide-free and microbial contamination-free. The concentration inspection shall be subject to the inspection standard proposed by SGS. In the event of any disputes, the third-party company as a notary agreed upon by both parties shall verify them.

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6.	Party B shall provide Party A with professional assistance when Party A develops relevant health-care products based on the Product.

7.	With respect to the packaging and storing method of the Product, Party A shall not change the packaging and storing container of the Product provided by Party B and shall comply with the requirements regulated by Party B in terms of storing environment. Any product quality changes arising out of that shall be solely responsible by Party A. The storing methods are specified in the Specifications by Party B.

8.	The parties understand that due to the particularity of logistics and payment transaction in China, the agreed place of delivery is in Hong Kong under the cooperation of Party C. Party B accepts the payments confirmed by Party A and paid by Party C. Party A agrees to specify if it's necessary to respond to the inquiry of competent international financial regulatory agencies. The delivery shall be deemed as fully completed upon Party B's delivery of the Product to Party C in Hong Kong which shall be confirmed by Party C and Party A shall not have any objections.

9.	The parties agree to engage in a lawsuit and mediate in judiciary authorities in Hong Kong; If there is any omission or supplement in the transaction, the meeting memos shall constitute the supplementary documents agreed upon by the parties.

10.	The Contract is in quadruplicate, Party A shall hold two and Party B and Party C shall respectively hold one.

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Party A: XIAMEN JINXIA YONGFENG COMMERCIAL CO., LTD.

Signature of Representative:

/s/ Chunyan Wang

Date: Aug. 22, 2017

Party B:ACRO BIOMEDICAL CO., LTD.

Signature of Representative:

/s/ Pao-Chi Chu

Date : Aug. 22, 2017

Party C: ACROLOGY INTERNATIONAL CO., LTD.

Signature of Representative:

/s/ Fuk Chuen Suen

Date: Aug. 22, 2017

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